Exhibit 99.1
FOR IMMEDIATE RELEASE
Introgen Therapeutics Reports Third Quarter 2008 Financial Results
AUSTIN, Texas— November 11, 2008 — Introgen Therapeutics, Inc. (NASDAQ:INGN), a developer of targeted molecular therapies for cancer, today announced financial results for the quarter and nine months ended September 30, 2008, and highlighted recent corporate developments.
Recent Developments:
•	Introgen announced additional positive data from its Phase III clinical trial of ADVEXIN® (p53 tumor suppressor therapy) for recurrent, refractory head and neck cancer. Findings showed that ADVEXIN demonstrated a statistically significant increased survival benefit compared to methotrexate in the prospectively defined p53 biomarker population, and a statistically significant increase in tumor response compared to methotrexate in the p53 biomarker population.

•	The company’s Marketing Authorization Application (MAA) for ADVEXIN was accepted for review by the European Medicines Agency (EMEA).

•	The United States Food and Drug Administration (FDA) informed the company that the Biologics License Application (BLA) submitted by Introgen for the marketing approval of ADVEXIN in the United States was not sufficiently complete. The company intends to appeal this decision and is in discussions with the FDA regarding the appeal.
Also during the third quarter, Introgen initiated a restructuring of the company, including reducing staff, to conserve and redirect financial resources toward several priority objectives including:
•	Prosecution of the MAA for ADVEXIN in Europe.

•	Working with the FDA to determine an appropriate clinical development path for ADVEXIN in the U.S.

•	Contract production and manufacturing of biologics.

As a further step toward enhancing shareholder value, subsequent to the quarter end Introgen engaged Torreya Partners as its strategic advisor for the purpose of exploring a range of strategic opportunities for both the company and its programs. Strategic alternatives the company may pursue could include, but are not limited to, the sale of company assets, partnering or other collaboration agreements, a merger, or other strategic transactions.
•	The Company accepted the resignation of James W. Albrecht, Jr., as Chief Financial Officer and from all positions that he held with Introgen and its subsidiaries, effective as of November 14, 2008. Mr. Albrecht resigned to pursue new opportunities and not because of any disagreement with management as to our accounting practices or policies for which he was responsible.
“We are continuing operational expense reductions and exploring a range of strategic options with the intent of leveraging the company’s key programs and manufacturing assets. These efforts are designed to enhance value for our shareholders,” stated David G. Nance, president and CEO of Introgen. “Concurrently, we are committed to ADVEXIN, which if approved by the EMEA, has the potential to become an important cancer therapy in Europe. We are also working with the FDA to determine the best potential registration path for ADVEXIN in the U.S.”
Third Quarter 2008 Financial Results
During the quarter, the company’s cash, cash equivalents and short-term investments decreased $4.7 million as a result of the use of those resources to conduct its business, which is consistent with the anticipated decrease in the amount of these resources consumed compared to the previous quarter ended June 30, 2008. Introgen’s cash, cash equivalents and short-term investments were $6.3 million at September 30, 2008.
Revenue was $331,000 for the quarter ended September 30, 2008, compared to revenue of $139,000 for the quarter ended September 30, 2007. Operating expense was $6.5 million for the quarter ended September 30, 2008, compared to operating expense of $8.1 million for the quarter ended September 30, 2007, which includes a $1.1 million expense in each period related to share-based compensation. Operating expense for the third quarter declined primarily as a result of the completion of activities associated with the ADVEXIN regulatory filings in both the U.S. and Europe during the second quarter of 2008 and ongoing programs to reduce our operating expenses.
The company’s net loss was $6.0 million, or $0.14 per share, for the quarter ended September 30, 2008. These results compare to a net loss of $7.5 million, or $0.17 per share, for the comparable quarter ended September 30, 2007.
Nine Months Financial Results
Revenue was $638,000 for the nine months ended September 30, 2008, compared to revenue of $543,000 for the nine months ended September 30, 2007. Operating expense was $20.3 million for the nine months ended September 30, 2008, compared to operating expenses of $22.8 million for the nine months ended September 30, 2007, which includes

$3.3 million and $3.9 million, respectively, of expense related to share-based compensation.
The company’s net loss was $14.7 million, or $0.33 per share, for the nine months ended September 30, 2008. These results compare to a net loss of $20.9 million, or $0.48 per share, for the nine months ended September 30, 2007.
About ADVEXIN
ADVEXIN p53 therapy is a targeted molecular therapy with broad applicability in a wide range of tumor types and clinical settings because it targets one of the most fundamental and common molecular defects, abnormal p53 tumor suppressor function, associated with cancer initiation, progression and treatment resistance. ADVEXIN has demonstrated increased survival and tumor growth control in recurrent head and neck cancer patients. ADVEXIN has demonstrated clinical activity in a number of solid tumor types in multiple Phase 1, 2 and 3 clinical trials conducted worldwide. ADVEXIN is considered an ‘Orphan Drug’ in the U.S. for the treatment of recurrent, refractory head and neck cancer, which, if approved, entitles the drug to extended market exclusivity for the approved indication. ADVEXIN is a registered trademark describing p53 therapy, developed by Introgen under exclusive worldwide licenses from The University of Texas M.D. Anderson Cancer Center.
ABOUT INTROGEN
Introgen Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted molecular therapies for the treatment of cancer and other diseases. Introgen is developing molecular therapeutics, immunotherapies, vaccines and nano-particle tumor suppressor therapies to treat a wide range of cancers using tumor suppressors, cytokines and genes. Introgen maintains integrated research, development, manufacturing, clinical and regulatory departments and operates multiple manufacturing facilities including a commercial scale cGMP manufacturing facility. In June 2008, Introgen submitted a BLA to the FDA requesting marketing approval for ADVEXIN p53 therapy to treat recurrent, refractory head and neck cancer. Simultaneously, Gendux Molecular Limited, an Introgen subsidiary, submitted a MAA to the EMEA for the same indication. The EMEA accepted Introgen’s MAA for review. The FDA has declined to file Introgen’s BLA at this time, and Introgen plans to appeal such refusal. ADVEXIN represents the first of a new class of tumor suppressor cancer therapy and is the first of its kind to be submitted for regulatory approval in the United States and Europe.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical may be “forward-looking” statements, including those relating to Introgen’s ability to obtain regulatory approval of ADVEXIN, to succeed with its manufacturing business, or to complete any strategic transaction. The actual results may differ from those described in this release due to the risks and uncertainties that exist in Introgen’s operations and business environment, including Introgen’s stage of product development and the limited experience in the development of gene-based drugs in general, dependence upon proprietary technology and the current competitive environment, history of operating losses and accumulated deficits, reliance on collaborative relationships, and uncertainties related to clinical trials, the safety and efficacy of Introgen’s product candidates, the ability to obtain the appropriate regulatory approvals, Introgen’s patent protection and market acceptance, as well as other risks detailed from time to time in Introgen’s filings with the Securities and Exchange Commission including its filings on Form 10-K and Form 10-Q. Introgen undertakes no obligation to publicly release the results of any revisions to any forward-looking statements that reflect events or circumstances arising after the date hereof.
Contact:
Vida Communication
Stephanie Diaz (investors)
415-675-7400
sdiaz@vidacommunication.com
Tim Brons (media)
415-675-7400
tbrons@vidacommunication.com
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FINANCIAL TABLES TO FOLLOW

INTROGEN THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	SEPTEMBER 30,	DECEMBER 31,
	2008	2007
	(Unaudited)
	(Thousands)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	$6,294	$14,905
MARKETABLE SECURITIES	0	10,165
OTHER CURRENT ASSETS	388	706
PROPERTY AND EQUIPMENT, NET	3,858	4,442
OTHER ASSETS	245	265

TOTAL ASSETS	$10,785	$30,483

ACCOUNTS PAYABLE, ACCRUALS AND OTHER CURRENT LIABILITIES	$6,397	$7,240
NOTES PAYABLE, NET OF CURRENT PORTION	6,897	7,155
OTHER LONG TERM LIABILITIES	0	79

TOTAL LIABILITIES	13,294	14,474

NON-CONTROLLING INTEREST IN CONSOLIDATED SUBSIDIARY	2	6
TOTAL STOCKHOLDERS’ EQUITY	(2,511)	16,003

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,785	$30,483

INTROGEN THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2008	2007	2008	2007
		(Thousands except per share information.)
CONTRACT SERVICES, GRANT AND OTHER REVENUE	$331	$139	$638	$543

OPERATING EXPENSES:
RESEARCH AND DEVELOPMENT	3,784	5,074	12,620	13,012
GENERAL AND ADMINISTRATIVE	2,699	2,980	7,720	9,780

TOTAL OPERATING EXPENSES	6,483	8,054	20,340	22,792

LOSS FROM OPERATIONS	(6,152)	(7,915)	(19,702)	(22,249)

REALIZED GAIN ON SALE OF MARKETABLE SECURITIES	0	0	4,388	0
INTEREST INCOME, INTEREST EXPENSE AND OTHER INCOME, NET	177	369	588	1,337

LOSS BEFORE NON-CONTROLLING INTEREST IN CONSOLIDATED SUBSIDIARY	$(5,975)	$(7,546)	$(14,726)	$(20,912)

NON-CONTROLLING INTEREST IN CONSOLIDATED SUBSIDIARY	0	0	4	0

NET LOSS	(5,975)	(7,546)	(14,722)	(20,912)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.14)	$(0.17)	$(0.33)	$(0.48)

SHARES USED IN COMPUTING BASIC AND DILUTED
NET LOSS PER SHARE	44,089	43,845	44,037	43,768